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                                                                     EXHIBIT 4.2


                           CERTIFICATE OF DESIGNATIONS
                                       of
                            SERIES A PREFERRED STOCK
                                       for
                         LAKARO BIOPHARMACEUTICALS, LTD.

          LAKARO BIOPHARMACEUTICALS, LTD., a Delaware corporation (the "COMPANY"), pursuant to the provisions of Section 151 of the General corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company by the Certificate of Incorporation of the Company, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

          RESOLVED, that, pursuant to Article IV of the Certificate of Incorporation of the Company, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 170,000 shares to be designated "Series A Preferred Stock" (the "SERIES A PREFERRED STOCK").

          RESOLVED, that up to 170,000 shares of Series A Preferred Stock may be issued in one or more tranches.

          RESOLVED, that each of the Series A Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

          1. DIVIDENDS AND DISTRIBUTIONS. The holders of the Series A Preferred Stock shall be entitled to receive dividends and distributions of assets, securities, cash or other property, other than dividends of Common Stock which are covered in Section 4(c) below (on the basis of the maximum amount of Common Shares that such Series A Preferred Stock could be converted into immediately prior to the close of business on the record date for such dividend or distribution), at the same time and in the same manner as the holders of Common Stock if, as and when a dividend or distribution is declared by the Board of Directors of the Company with respect to shares of Common Stock.

          2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of any other class or series of equity securities, the amount of $100 per share of Series A Preferred Stock, plus all declared but unpaid dividends (the "LIQUIDATION PREFERENCE"). The applicable Liquidation Preference shall be paid to all holders of Series A Preferred Stock within 3 days of the Company's receipt of a written notice requiring such payment.
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         3.    CONVERSION.

               (a) Optional Conversion. Each holder of the Series A Preferred Stock shall have the right at any time after the date that is twelve (12) months from the date of issuance of the Series A Preferred Stock, and from time to time thereafter, at the option of such holder, to convert any or all of its Series A Preferred Stock into fully paid, validly issued and nonassessable shares ("COMMON SHARES") of common stock, par value $0.001 of the Company ("COMMON STOCK"), free and clear of any liens, claims or encumbrances. The initial conversion price per share of Common Stock shall be equal to $2.91 (the "CONVERSION PRICE") and shall be subject to adjustment as provided herein. The rate at which each share Series A Preferred Stock is convertible at any time into Common Stock (the "CONVERSION RATE") shall be determined by dividing the then existing Conversion Price into $100.00.Except in the case where a holder is converting all of its Series A Preferred Stock, any conversion of Series A Preferred Stock shall be in an amount not less than 300 Series A Preferred Stock.

               (b) Mechanics of Optional Conversion. To convert Series A Preferred Stock into Common Shares, the holder shall give written notice ("OPTIONAL CONVERSION NOTICE") to the Company in the form of Exhibit A hereto (which Optional Conversion Notice may be given by facsimile transmission) stating that such holder elects to convert the same and shall state therein the number of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the date of such Optional Conversion Notice shall be referred to herein as the "CONVERSION DATE"). As soon as reasonably possible after delivery of the Optional Conversion Notice, such holder shall surrender the certificate or certificates representing the shares being converted, duly endorsed (or a lost share affidavit), at the office of the Company or, if identified in writing to all the holders by the Company, at the offices of any transfer agent for such shares. The Company shall, immediately upon receipt of such Optional Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted (or a lost share affidavit with, if necessary, a reasonable indemnity), a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Company shall immediately issue and deliver to such holder a certificate or certificates for the number of Series A Preferred Stock which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Company in connection with such Optional Conversion Notice. The Company shall effect such issuance of Common Shares (and certificates for unconverted Preferred Stock) within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Optional Conversion Notice. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Series A Preferred Stock, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise

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to the holder, by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 4(b) shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

          The term "TRADING DAY" means a day on which there is trading on the New York Stock Exchange or any other nationally recognized market or exchange.

               (c)  Adjustment to Conversion Rate for Stock Splits and Dividends

               (i) If, at any time while the Series A Preferred Stock are outstanding, the Company (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including investments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Shares into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, then the number of Series A Preferred Stock issued and outstanding shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (ii) Whenever the number of Series A Preferred Stock is adjusted pursuant to Section 3(c)(i), the Company shall promptly mail to each holder of the Series A Preferred Stock a notice setting forth a brief statement of the facts requiring such adjustment.

               (d) Reorganization, Merger or Going Private. In case of any reorganization or any reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into any other company or companies or a sale or transfer of all or substantially all of the assets of the Company to any other person, pursuant to which the Common Stock is converted into other securities, cash or property (each, a "BUSINESS COMBINATION"), holders of Series A Preferred Stock shall have the right thereafter, in addition to any other rights they may have hereunder, to convert their Series A Preferred Stock, in whole or in part, into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Business Combination, and such holders shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the Series A Preferred Stock could have been converted immediately prior to such Business Combination would have been entitled, subject to such further applicable adjustments as set forth in this Section 4. In addition to the foregoing, if the

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holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 1 above and such Section shall also apply to such distribution.

               (d) Notice of Record Date. In the event of any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall deliver to each holder of Series A Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

               (e) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Series A Preferred Stock pursuant hereto.

               (f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Series A Preferred Stock, 100% of the maximum number of shares of Common Stock into which all issued and outstanding Series A Preferred Stock may be converted.

               (g) Mandatory Conversion. Each share of Series A Preferred Stock shall be automatically converted into shares of Common Stock at the then applicable Conversion Rate immediately prior to the closing of the first underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") for aggregate gross proceeds to the Company in excess of $10,000,000 (the "QUALIFIED IPO"). Such mandatory conversion shall be subject to and governed by all the provisions relating to permissive conversion of the Series A Preferred Stock contained herein.

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          5.   VOTING RIGHTS. Each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which its Series A Preferred Stock could be converted on the record date for the vote or written consent of shareholders and shall have voting rights equal to the voting rights of the holders of Common Stock. Each holder of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the by-laws of the Company and shall vote with holders of the Common Stock upon all matters submitted to a vote of shareholders, except those matters required by law to be submitted to a class or series vote.

          6. NOTICES. (a) The Company shall distribute to the holders of Series A Preferred Stock copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Company, at such times and by such method as such documents are distributed to such holders of such Common Stock.

               (b) Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to: the Company at 216 Jaffa Road Sha'arei Ha'ir, Jerusalem, Israel 94383, Attn: General Counsel, and to the holder at such holder's address as appearing on the books of the Company. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

          7. REPLACEMENT CERTIFICATES. The certificate(s) representing the Series A Preferred Stock held by any holder of Series A Preferred Stock may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Series A Preferred Stock, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

          8. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. If more than on certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Conversion Price as of the close of business on the day of conversion.

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          9.   NO REISSUANCE. No Series A Preferred Stock acquired by the
Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

          10. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

Signed on December 6, 1999

By: /s/ BENJAMIN CORN
    -------------------------
    Name: Benjamin Corn
    Title: President

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                                    EXHIBIT A

                            (To be Executed by Holder
                      in order to Convert Preferred Stock)

                           OPTIONAL CONVERSION NOTICE
                                       FOR
                       SERIES A CONVERTIBLE PREFERRED STOCK

         The undersigned, as a holder ("Holder") of shares of Series A Convertible Preferred Stock ("Preferred Stock") of LAKARO BIOPHARMACEUTICALS, INC. (the "Company"), hereby irrevocably elects to convert _________ shares of Preferred Stock for shares ("Common Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company according to the terms and conditions of the Certificate of Designations for the Preferred Stock as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Optional Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Series A Preferred Stock for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date: ______________________

Conversion Information:                    NAME OF HOLDER:

                                           By: _____________________________
                                                  Print Name:
                                                  Print Title:

                                           Print Address of Holder:

                                           _________________________________

                                           _________________________________

                                           Issue Common Stock to: __________

                                           at ______________________________

                                           _________________________________

         If Common Stock is to be issued to a person other than Holder, Holder's signature must be guaranteed below:

         SIGNATURE GUARANTEED BY:

         ________________________________